UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014

FIRST LIBERTY POWER CORP.
Exact name of registrant as specified in its charter

Nevada	000-52928	90-0748351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 W. Lake Mead Blvd, Suite 300, Las Vegas NV	89128
(Address of principal executive offices)	(Zip Code)

(702) 675-8198
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

First Liberty Power Corp. (the “Company”) announces additional equity financing for operations and for a down payment on the milling facility.

Group8 Mining Innovations (“G8MI”) has committed to acquire $200,000 worth of restricted common stock, priced at s 25% premium over market price, with a minimum price of $.01/share.  The first $100,000 has now been delivered to the Company, priced at the floor level.  The 2nd tranche, as agreed upon by the principles, is expected to be delivered within the next 2 weeks.  Additionally, existing investor Tonaquint, Inc, has acquired an additional $150,000 of First Liberty Power’s restricted common stock, at a premium to market price at the time of purchase. As the transactions conclude the Company will provide additional information.

Additional details are disclosed in the press release filed herewith as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated July 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Liberty Power Corp.

Dated: July 23, 2014	By:	/s/ Donald Nicholson
	Name:	Donald Nicholson
`	Title:	President & CEO